UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported) April 22, 2008
E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)
1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)
Registrant’s telephone number, including area code: (302) 774-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information
Item 2.02 Results of Operations and Financial Condition
     On April 22, 2008, the Registrant announced its consolidated financial results for the quarter ended March 31, 2008. A copy of the Registrant’s earnings news release is furnished on Form 8-K. The information contained in Item 2.02 of this report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed by the Registrant under the Securities Act of 1933, as amended, or the Exchange Act.

2

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY (Registrant)
/s/ Barry J. Niziolek
Barry J. Niziolek
Vice President and Controller

April 22, 2008

3

APRIL 22, 2008	Contact:	Anthony Farina
WILMINGTON, Del.		302-774-4005
anthony.r.farina@usa.dupont.com
DuPont Reports First Quarter Earnings Growth Of Over 20 Percent
Sales Increase 9 Percent with Strong Growth in Agriculture and Emerging Markets
Highlights
•	First quarter 2008 earnings were $1.31 per share compared to $1.01 in the prior year. Excluding a significant item charge in the prior year, earnings per share increased 22 percent.

•	Sales grew 9 percent to $8.6 billion, reflecting 6 percent higher local selling prices and 5 percent currency benefit, partly offset by 1 percent lower volume and a net 1 percent reduction principally due to a chemical business divestiture. Local selling price gains more than offset higher ingredient costs.

•	Sales in Agriculture & Nutrition increased 18 percent and earnings grew 21 percent, reflecting strong demand for the company’s production agriculture products.

•	Sales in emerging markets grew 25 percent, led by Brazil, China, India and Eastern Europe.

•	Reduced demand in the United States for the company’s products sold into construction and motor vehicle markets moderated results in the Safety & Protection and Coatings & Color Technologies segments.

•	Segment pre-tax operating income (PTOI) increased to $1.9 billion. Excluding significant items, segment PTOI margin improved 1 percentage point to 21 percent.
     “We’re off to a strong start for the year,” said DuPont Chairman and CEO Charles O. Holliday, Jr. “Our investments in agriculture and emerging markets enabled us to capitalize on robust growth in those areas which, when combined with gains from our productivity improvement programs, more than offset higher ingredient costs and weakness in certain U.S. markets. We’ll continue to drive faster revenue growth from science-based, high value-added products and greater productivity.”
     “Despite the impact of weaker demand in certain U.S. markets, this quarter is a good first step toward achieving our accelerated growth objectives,” Holliday said. “We’re taking the right actions in attractive markets to maximize value for shareholders.”

Global Consolidated Sales
     Consolidated net sales increased 9 percent to $8.6 billion in the first quarter. Sales outside the United States represented 62 percent of total sales and increased 16 percent, while sales in the U.S. were equal to last year. A summary of first quarter 2008 worldwide and regional sales performance is shown below.

	Three Months Ended
	March 31, 2008		Percentage Change Due to:
			Local
		%	Currency	Currency		Portfolio/
(Dollars in billions)	$	Change	Price	Effect	Volume	Other
U.S.	$3.3	—	6	—	(5)	(1)
Europe	2.9	18	5	9	4	—
Asia Pacific	1.3	11	4	4	6	(3)
Canada & Latin America	1.1	15	5	11	(1)	—

Total Consolidated Sales	$8.6	9	6	5	(1)	(1)
Net Income and Earnings Per Share
     Net income for the first quarter 2008 was $1,191 million, or $1.31 per share. First quarter 2007 net income was $945 million, or $1.01 per share, including a significant item charge of $52 million, or $.06 per share. The table below shows the variances in first quarter 2008 earnings per share (EPS) versus first quarter 2007.
EPS Analysis

EPS
1st Quarter 2007 - Reported	$1.01
Less: Significant items	(0.06)

EPS excluding significant items	1.07
Local prices	0.36
Variable costs*	(0.28)
Volume	(0.01)
Fixed costs*	(0.03)
Currency	0.11
Pharmaceuticals	0.01
Tax	0.03
Lower interest expense	0.02
Lower shares	0.03

1st Quarter 2008 - Reported	$1.31

*	Excludes volume and currency impact

     The $0.03 per share variance in fixed costs, noted above, includes estimated savings from cost productivity projects during the first quarter which partially offset cost increases from growth investments and inflation. Fixed costs as a percent of sales decreased to 35.9 percent from 37.7 percent in the prior year.
Business Segment Performance
     Segment sales and related percentage variances for first quarter 2008 versus the prior year quarter are shown in the table below.

SEGMENT SALES*	Three Months Ended		Percentage Change
(Dollars in billions)	March 31, 2008		Due to:
		%	USD		Portfolio and
	$	Change	Price	Volume	Other
Agriculture & Nutrition	$2.9	18	15	4	(1)
Coatings & Color Technologies	1.6	6	8	(2)	—
Electronic & Communication	1.0	12	9	2	1
Technologies Performance Materials	1.7	8	12	(3)	(1)
Safety & Protection	1.4	—	7	(3)	(4)

*	Segment sales include transfers
     Segment pre-tax operating income (PTOI) for the first quarter 2008 was $1,851 million versus $1,579 million in the first quarter 2007. Excluding a prior-year significant item charge, segment PTOI increased 13 percent.
PRE-TAX OPERATING INCOME

	Three Months Ended March 31, 2008
			% Change vs.
(Dollars in millions)	2008	2007	2007
Agriculture & Nutrition	$786	$651	21
Coatings & Color Technologies	190	194	(2)
Electronic & Communication Technologies	175	124	41
Performance Materials*	219	150	46
Safety & Protection	272	291	(7)

Total Growth Platforms	1,642	1,410	16
Pharmaceuticals	235	225	4
Other	(26)	(56)	NA

Total Segments	$1,851	$1,579	17

*	1st quarter 2007 includes a significant item charge of $52.

     The following are business segment highlights comparing first quarter 2008 results to first quarter 2007.
Agriculture & Nutrition
•	Sales increased $433 million, or 18 percent, to $2.9 billion, reflecting strong global demand favoring seed technology and crop protection products.

•	PTOI increased 21 percent to $786 million, reflecting increased sales of higher value products net of planned growth investments and higher input costs.
Coatings & Color Technologies
•	Sales increased 6 percent to $1.6 billion as weakness in North American motor vehicle and construction markets was more than offset by higher USD selling price outside North America.

•	PTOI was $190 million compared with $194 million in the prior-year quarter. PTOI reflects pricing gains in refinish and industrial coatings and benefits from cost productivity and currency. These gains were offset by lower volumes and the absence of a prior-year quarter $16 million hurricane-related insurance recovery.
Electronic & Communication Technologies
•	Sales grew 12 percent to $1.0 billion and PTOI increased 41 percent to $175 million, reflecting strong demand for refrigerants and photovoltaic products.
Performance Materials
•	Sales grew 8 percent to $1.7 billion from continued strength in Asian and European automotive and packaging materials markets.

•	PTOI increased 46 percent to $219 million in the quarter. Excluding a $52 million significant item charge in the prior year, PTOI increased 8 percent. Sales improvement was partially offset by higher cost ingredients and costs associated with manufacturing process consolidations.
Safety & Protection
•	Sales were $1.4 billion, equal to the prior-year quarter. Excluding the impact of a chemical business divestiture, sales grew 4 percent. The impact of positive USD pricing and growth in emerging markets was largely offset by lower volumes in U.S. construction markets.
•	PTOI was $272 million, down 7 percent reflecting lower volume, higher costs associated with growth investments and the impact of a divested business.
     Additional information on segment performance is available on the DuPont Investor Center website at www.dupont.com.
Outlook
     The company today reaffirmed its full-year 2008 earnings outlook of $3.40 to $3.55 per share and its first half 2008 earnings outlook for growth of about 10 percent, excluding significant items. The company also said it continues to expect second quarter earnings of about $1.05 per share. For the remainder of 2008, the company expects that slowing demand in U.S. markets, including construction and motor vehicle, will offset growth in agriculture and other markets outside the United States.

Use of Non-GAAP Measures
     Management believes that measures of income excluding significant items (“non-GAAP” information) are meaningful to investors because they provide insight with respect to ongoing operating results of the company. Such measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. Reconciliations of non-GAAP measures to GAAP are provided in Schedule D.
     DuPont is a science-based products and services company. Founded in 1802, DuPont puts science to work by creating sustainable solutions essential to a better, safer, healthier life for people everywhere. Operating in more than 70 countries, DuPont offers a wide range of innovative products and services for markets including agriculture and food; building and construction; communications; and transportation.
Forward-Looking Statements: This news release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the company’s strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by DuPont, particularly its latest annual report on Form 10-K and quarterly report on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the company does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials, research and development of new products, including regulatory approval and market acceptance; seasonality of sales of agricultural products; and severe weather events that cause business interruptions, including plant and power outages, or disruptions in supplier and customer operations.
# # #
4/22/08

E. I. du Pont de Nemours and Company
Consolidated Income Statements
(Dollars in millions, except per share amounts)
SCHEDULE A

	Three Months Ended
	March 31,
	2008	2007
Net sales	$8,575	$7,845
Other income, net	195	316

Total	8,770	8,161

Cost of goods sold and other operating charges (a)	5,956	5,594
Selling, general and administrative expenses	934	846
Research and development expense	330	310
Interest expense	80	99

Total	7,300	6,849

Income before income taxes and minority interests	1,470	1,312
Provision for income taxes	273	365
Minority interests in earnings of consolidated subsidiaries	6	2

Net income	$1,191	$945

Basic earnings per share of common stock	$1.32	$1.02

Diluted earnings per share of common stock	$1.31	$1.01

Dividends per share of common stock	$0.41	$0.37

Average number of shares outstanding used in earnings per share (EPS) calculation:
Basic	900,646,000	924,020,000
Diluted	906,193,000	933,267,000
See Schedules of Significant Items for additional information.

E. I. du Pont de Nemours and Company
Consolidated Balance Sheets
(Dollars in millions, except per share amounts)
SCHEDULE A (continued)

	March 31,	December 31,
	2008	2007
Assets
Current assets
Cash and cash equivalents	$1,094	$1,305
Marketable securities	33	131
Accounts and notes receivable, net	7,645	5,683
Inventories	5,310	5,278
Prepaid expenses	212	199
Income taxes	567	564

Total current assets	14,861	13,160
Property, plant and equipment, net of accumulated depreciation (March 31, 2008 - $16,036; December 31, 2007 - $15,733)	10,905	10,860
Goodwill	2,074	2,074
Other intangible assets	2,781	2,856
Investment in affiliates	818	818
Other assets	4,789	4,363

Total	$36,228	$34,131

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$3,061	$3,172
Short-term borrowings and capital lease obligations	3,196	1,370
Income taxes	177	176
Other accrued liabilities	3,360	3,823

Total current liabilities	9,794	8,541
Long-term borrowings and capital lease obligations	5,784	5,955
Other liabilities	7,191	7,255
Deferred income taxes	894	802

Total liabilities	23,663	22,553

Minority interests	443	442

Commitments and contingent liabilities

Stockholders’ equity
Preferred stock	237	237
Common stock, $0.30 par value; 1,800,000,000 shares authorized; issued at March 31, 2008 - 987,566,000; December 31, 2007 - 986,330,000	296	296
Additional paid-in capital	8,220	8,179
Reinvested earnings	10,764	9,945
Accumulated other comprehensive loss	(668)	(794)
Common stock held in treasury, at cost (87,041,000 shares at March 31, 2008 and December 31, 2007)	(6,727)	(6,727)

Total stockholders’ equity	12,122	11,136

Total	$36,228	$34,131

E. I. du Pont de Nemours and Company
Condensed Consolidated Statements of Cash Flows
(Dollars in millions)
SCHEDULE A (continued)

	Three Months Ended
	March 31,
	2008	2007
Cash used for operating activities	$(951)	$(240)

Investing activities
Purchases of property, plant and equipment	(410)	(273)
Investments in affiliates	(3)	(11)
Other investing activities — net	(107)	15

Cash used for investing activities	(520)	(269)

Financing activities
Dividends paid to stockholders	(372)	(347)
Net increase in borrowings	1,611	41
Other financing activities — net	23	(119)

Cash provided by (used for) financing activities	1,262	(425)

Effect of exchange rate changes on cash	(2)	3

Decrease in cash and cash equivalents	(211)	(931)

Cash and cash equivalents at beginning of period	1,305	1,814

Cash and cash equivalents at end of period	$1,094	$883

E. I. du Pont de Nemours and Company
Schedule of Significant Items
(Dollars in millions, except per share amounts)
SCHEDULE B
SIGNIFICANT ITEMS

	Pre-tax		After-tax		($ Per Share)
	2008	2007	2008	2007	2008	2007
1st Quarter

Litigation related item (a)	$—	$(52)	$—	$(52)	$—	$(0.06)

Total	$—	$(52)	$—	$(52)	$—	$(0.06)

(a)	First quarter 2007 includes a net $52 charge in Cost of goods sold and other operating charges for litigation in the Performance Materials segment in connection with the elastomers antitrust matter.
See Schedule C for detail by segment.

E. I. du Pont de Nemours and Company
Consolidated Segment Information
(Dollars in millions
SCHEDULE C

	Three Months Ended
	March 31,
SEGMENT SALES (1)	2008	2007
Agriculture & Nutrition	$2,883	$2,450
Coatings & Color Technologies	1,645	1,559
Electronic & Communication Technologies	1,026	920
Performance Materials	1,713	1,589
Safety & Protection	1,365	1,370
Other	40	43

Total Segment sales	$8,672	$7,931

Elimination of transfers	(97)	(86)

Consolidated net sales	$8,575	$7,845

(1)	Sales for the reporting segments include transfers.

E. I. du Pont de Nemours and Company
Consolidated Segment Information
(Dollars in millions)
SCHEDULE C (continued)

	Three Months Ended
	March 31,
PRETAX OPERATING INCOME/(LOSS) (PTOI)	2008	2007
Agriculture & Nutrition	$786	$651
Coatings & Color Technologies	190	194
Electronic & Communication Technologies	175	124
Performance Materials	219	150
Safety & Protection	272	291

Total Growth Platforms	1,642	1,410
Pharmaceuticals	235	225
Other	(26)	(56)

Total Segment PTOI	$1,851	$1,579

Net exchange losses (1)	(155)	(28)
Corporate expenses & net interest	(226)	(239)

Income before income taxes and minority interests	$1,470	$1,312

	Three Months Ended
	March 31,
SIGNIFICANT ITEMS BY SEGMENT (PRE-TAX) (2)	2008	2007
Agriculture & Nutrition	$—	$—
Coatings & Color Technologies	—	—
Electronic & Communication Technologies	—	—
Performance Materials (a)	—	(52)
Safety & Protection	—	—
Other	—	—

Total Significant Items by segment	$—	$(52)

	Three Months Ended
	March 31,
PTOI EXCLUDING SIGNIFICANT ITEMS	2008	2007
Agriculture & Nutrition	$786	$651
Coatings & Color Technologies	190	194
Electronic & Communication Technologies	175	124
Performance Materials	219	202
Safety & Protection	272	291

Total Growth Platforms	1,642	1,462

Pharmaceuticals	235	225
Other	(26)	(56)

Total Segment PTOI excluding Significant Items	$1,851	$1,631

(1)	Net after-tax exchange activity for the three months ended March 31, 2008 and 2007 were losses of $14 and $18, respectively. Gains and losses resulting from the company’s hedging program are largely offset by associated tax effects. See Schedule D for additional information.

(2)	Refer to the Notes to Schedules of Significant Items for additional information.

E. I. du Pont de Nemours and Company
Reconciliation of Non-GAAP Measures
(Dollars in millions, except per share amounts)
SCHEDULE D
Summary of Earnings Comparisons

	Three Months Ended
	March 31,
			%
	2008	2007	Change
Segment PTOI	$1,851	$1,579	17%
Significant Items charge included in PTOI (per Schedule B)	—	52

Segment PTOI excluding Significant Items	$1,851	$1,631	13%

Net Income	$1,191	$945	26%
Significant Items charge included in Net Income (per Schedule B)	—	52

Net Income excluding Significant Items	$1,191	$997	19%

EPS	$1.31	$1.01	30%
Significant Items charge included in EPS (per Schedule B)	—	0.06

EPS excluding Significant Items	$1.31	$1.07	22%

Average number of diluted shares outstanding	906,193,000	933,267,000	-2.9%
Calculation of Segment PTOI as a Percent of Segment Sales

	Three Months Ended
	March 31,
			%
	2008	2007	Change
Segment PTOI excluding Significant Items	$1,851	$1,631	13%
Segment sales	8,672	7,931	9%

Segment PTOI as a percent of segment sales	21.3%	20.6%

E. I. du Pont de Nemours and Company
Reconciliation of Non-GAAP Measures
(Dollars in millions, except per share amounts)
SCHEDULE D (continued)
Reconciliations of Adjusted EBIT / Adjusted EBITDA to Consolidated Income Statement

	Three Months Ended
	March 31,
	2008	2007
Income before income taxes and minority interests	$1,470	$1,312
Less: Minority interest in earnings of consolidated subsidiaries (1)	(5)	(4)

Add: Net interest expense (2)	75	87

Adjusted EBIT	1,540	1,395

Add: Depreciation and amortization (3)	326	337

Adjusted EBITDA	$1,866	$1,732

(1)	Excludes income taxes.

(2)	Includes interest expense plus amortization of capitalized interest less miscellaneous interest.

(3)	Excludes amortization of capitalized interest.
Reconciliations of Fixed Costs as a Percent of Sales

	Three Months Ended
	March 31,
	2008	2007
Total charges and expenses — consolidated income statements	$7,300	$6,849
Remove:
Interest expense	(80)	(99)
Variable costs (1)	(4,140)	(3,743)
Significant Items — charge (2)	—	(52)

Fixed costs	$3,080	$2,955

Consolidated net sales	$8,575	$7,845

Fixed costs as a percent of consolidated net sales	35.9%	37.7%
(1)	Includes variable manufacturing costs, freight, commissions and other selling expenses which vary with the volume of sales.

(2)	See Schedule B for detail of Significant Items.

E. I. du Pont de Nemours and Company
Reconciliation of Non-GAAP Measures
(Dollars in millions, except per share amounts)
SCHEDULE D (continued)
Reconciliation of Earnings Per Share (EPS) Outlook

	Year Ended		Quarter Ended
	December 31,		June 30,
	2008		2008
	Outlook	2007 Actual	Outlook	2007 Actual
Earnings per share — excluding Significant Items	$3.40 to $3.55	$3.28	~$1.05	$1.04
Significant Items included in EPS:
Impairment charge — Performance Materials	—	(0.15)	—	—
Litigation related charges — Other	—	(0.03)	—	—
Litigation related charges, net — Performance Materials	—	(0.01)	—	—
Corporate tax-related items	—	0.13	—	—

Net charge for Significant Items	—	(0.06)	—	—

Reported EPS	$3.40 to $3.55	$3.22	~$1.05	$1.04

E. I. du Pont de Nemours and Company
Reconciliation of Non-GAAP Measures
(Dollars in millions, except per share amounts)
SCHEDULE D (continued)
Exchange Gains/Losses
The company routinely uses forward exchange contracts to offset its net exposures, by currency, related to the foreign currency denominated monetary assets and liabilities of its operations. The objective of this program is to maintain an approximately balanced position in foreign currencies in order to minimize, on an after-tax basis, the effects of exchange rate changes. The net pretax exchange gains and losses are recorded in Other income, net on the Consolidated Income Statements and are largely offset by the associated tax impact.

	Three Months Ended March 31,
	2008	2007
Subsidiary/Affiliate Monetary Position (Gain)/Loss
Pretax exchange (gains)/losses (includes equity affiliates)	$(150)	$(25)
Local tax (benefits)/expenses	(34)	8

Net after-tax impact from subsidiary exchange gains/losses	$(184)	$(17)

Hedging Program (Gain)/Loss
Pretax exchange (gains)/losses	$305	$53
Tax (benefits)/expenses	(107)	(18)

Net after-tax impact from hedging program exchange gains/losses	$198	$35

Total Exchange (Gain)/Loss
Pretax exchange (gains)/losses	$155	$28
Tax (benefits)/expenses	(141)	(10)

Net after-tax exchange (gains)/losses	$14	$18

As shown above, the “Total Exchange (Gain)/Loss” is the sum of the “Subsidiary/Affiliate Monetary Position (Gain)/Loss” and the “Hedging Program (Gain)/Loss.”
Reconciliation of Base Income Tax Rate to Effective Income Tax Rate
Base income tax rate is defined as the effective income tax rate less the effect of exchange gains/losses, as defined above, and significant items.

	Three Months Ended March 31,
	2008	2007
Income before income taxes and minority interests	$1,470	$1,312
Add: Significant Items — charge	—	52
Net exchange losses	155	28

Income before income taxes, Significant Items, exchange gains/losses and minority interests	$1,625	$1,392

Provision for income taxes	$273	$365
Add: Tax benefit on Significant Items	—	—
Tax benefit on exchange gains/losses	141	10

Provision for income taxes, excluding taxes on Significant Items and exchange gains/losses	$414	$375

Effective income tax rate	18.6%	27.8%
Significant Items effect	0.0%	(1.0)%

Tax rate before significant items	18.6%	26.8%
Exchange gains/losses effect	6.9%	0.1%

Base income tax rate	25.5%	26.9%